EXHIBIT 99.1

News Release	AmSouth Bancorporation
Post Office Box 11007
Birmingham, Alabama 35288

[LOGO]

FOR IMMEDIATE RELEASE

Contact:	(Investment Community)	List Underwood	(205) 801-0265
	(News Media)	Rick Swagler	(205) 801-0105
To hear a webcast of the conference call with analysts at 2 p.m. CDT, July 15, go to www.amsouth.com and click on the webcast link under “Message Center.” For supplemental financial information about the second quarter results, visit the Investor Relations Resource Center on AmSouth’s website at www.amsouth.com/irrc.

AmSouth Reports Second Quarter Earnings

of $154.8 Million or $.44 Per Share

BIRMINGHAM, Ala., July 15, 2003 – AmSouth Bancorporation (NYSE: ASO) today reported earnings in the second quarter ended June 30, 2003, of $.44 per diluted share compared to $.42 per diluted share reported for the second quarter of 2002. Net income for the second quarter of 2003 was $154.8 million versus $152.4 million for the same period in 2002. Earnings benefited from solid growth in loans and deposits, higher noninterest revenues primarily in service charges and mortgage income, a higher level of gains from the sale of securities and improving credit quality. Those factors were offset, however, by lower net interest income and higher noninterest expenses.

AmSouth’s second quarter performance resulted in a return on average equity of 20 percent, a return on average assets of 1.48 percent and an efficiency ratio of 52 percent.

“Following the Federal Reserve’s meeting in early May, the interest rate environment became increasingly more difficult during the second quarter. This caused additional downward pressure on our net interest margin and, despite solid consumer and commercial loan growth, a decline in our net interest income from first quarter’s level,” said Dowd Ritter, AmSouth’s chairman, president and chief executive officer. “The increase in gains from the sale of investment securities substantially offset the decrease in net interest income during the quarter.”

Net interest income was $349.4 million in the second quarter, while the net interest margin declined to 3.84 percent. Net interest income was lower than expected due to the impact of sharply lower longer-term interest rates and earning asset growth that was less than anticipated. The lowest level of market-set interest rates in nearly 50 years caused investment portfolio premium amortization to accelerate and newly originated loan and investment security yields to decline.

Average loans for the quarter grew by $2.6 billion, a 10.0 percent increase over the same quarter in 2002. Average deposits were higher by $2.7 billion, or 10.5 percent during the same period, including a 12 percent increase in average low-cost deposits and a 3.5 percent increase in core time deposits.

Noninterest revenue, which includes earnings from service charges, trust, investment management services, securities gains and other sources of fee income, was $210.7 million for the quarter, an increase of $29.6 million, or 16.3 percent, compared with the same quarter in 2002. Noninterest expenses in the second quarter were $298.6 million, up 4.1 percent compared with the second quarter of 2002 and primarily reflected higher personnel expense associated with continuing investments in branch expansion and other revenue initiatives. The overall increase also reflects higher costs associated with the transition to AmSouth’s new operations center.

Net charge-offs were .60 percent of average net loans in the second quarter, improving from .62 percent in the first quarter. The loan loss provision for the quarter was $2.0 million lower compared to the prior quarter reflecting continued improvement in credit quality trends. The ratio of loan loss reserves to total loans was 1.36 percent at June 30, 2003.

Nonperforming assets reached their lowest level in three years. Total nonperforming assets at June 30, 2003, were $175.4 million, or .62 percent of loans net of unearned income, foreclosed properties and repossessions, compared to $191.3 million, or .69 percent, in the first quarter.

For supplemental financial information about the second quarter results, you may refer to the Form 8-K filed by AmSouth with the Securities and Exchange Commission on July 15, 2003, or visit the Investor Relations Resource Center on AmSouth’s web site at www.amsouth.com.

About AmSouth

AmSouth is a regional bank holding company with $44 billion in assets, 600 branch banking offices and more than 1,200 ATMs. AmSouth operates in Tennessee, Alabama, Florida, Mississippi, Louisiana and Georgia. AmSouth is a leader among regional banks in the Southeast in several key business segments, including consumer and commercial banking, small business banking, mortgage lending, equipment leasing, annuity and mutual fund sales, and trust and investment management services. AmSouth also offers a complete line of banking products and services at its web site, www.amsouth.com.

Safe Harbor Statement

Statements made in this document which are not purely historical are forward-looking statements as defined in the “Private Securities Litigation Reform Act of 1995,” including any statements regarding descriptions of management’s plans, objectives or goals for future operations, products or services, and forecasts of its revenues, earnings or other measures of performance.

Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. A number of factors – many of which are beyond AmSouth’s control – could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. AmSouth’s most recent annual report on Form 10-K for the year ended December 31, 2002, and quarterly report on Form 10-Q for the quarter ended March 31, 2003, describe some of these factors which could cause results to differ materially from management’s current expectations including, but not limited to: the execution of AmSouth’s strategic initiatives; legislation; general economic conditions, especially in the Southeast; the performance of stock and bond markets; changes in interest rates, yield curves and interest rate spread relationships; deposit flows; the cost of funds; cost of federal deposit insurance premiums; demand for loan products; demand for financial services; competition; changes in the quality or composition of AmSouth’s loan and investment portfolios including capital market inefficiencies that may affect the marketability and valuation of available-for-sale securities; changes in accounting and tax principles, policies or guidelines; other economic, competitive, governmental, and regulatory factors affecting AmSouth’s operations, products, services and prices; unexpected judicial actions and developments; and the outcome of litigation, which is inherently uncertain and depends on the findings of judges and juries. To the extent that war, terrorist attacks or other geopolitical conflicts cause a prolonged negative impact on the economy, the effects may include: adverse changes in customers’ borrowing, investing or spending patterns; market disruptions; adverse effects on the performance of the United States and foreign equity markets; currency fluctuations; exchange controls; restriction of asset growth; negative effects on credit quality; and other effects that could adversely impact the performance, earnings and revenue growth of the financial services industry, including AmSouth.

Forward-looking statements speak only as of the date they are made. AmSouth does not undertake a duty to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

EARNINGS SUMMARY ($ in thousands except per share data)	Three Months Ended					Percent Change Versus Prior Year	YTD		Percent Change Versus Prior Year
	June 30	2003 March 31	December 31	September 30	2002 June 30		2003 June 30	2002 June 30
Net interest income	$349,356	$363,042	$360,483	$364,385	$376,115	(7.1%)	$712,398	$747,772	(4.7%)
Provision for loan losses	42,700	44,700	53,450	51,400	52,600	(18.8%)	87,400	108,700	(19.6%)

Net interest income after provision	306,656	318,342	307,033	312,985	323,515	(5.2%)	624,998	639,072	(2.2%)
Noninterest revenues	210,718	192,885	192,234	188,336	181,128	16.3%	403,603	358,791	12.5%
Noninterest expenses	298,622	289,606	276,684	276,031	286,777	4.1%	588,228	573,907	2.5%

Income before income taxes	218,752	221,621	222,583	225,290	217,866	0.4%	440,373	423,956	3.9%
Income taxes	63,927	66,265	67,376	69,289	65,497	(2.4%)	130,192	126,017	3.3%

Net income	$154,825	$155,356	$155,207	$156,001	$152,369	1.6%	$310,181	$297,939	4.1%

Earnings per common share	$0.44	$0.44	$0.44	$0.44	$0.42	4.8%	$0.88	$0.83	6.0%
Earnings per common share—diluted	0.44	0.44	0.44	0.43	0.42	4.8%	0.88	0.82	7.3%
Average common shares outstanding	349,509	351,981	353,792	357,567	359,782		350,738	360,714
Average common shares outstanding—diluted	353,354	355,265	356,784	361,961	364,756		354,304	365,334
End of period common shares outstanding	350,477	351,645	353,424	357,787	360,359		350,477	360,359

KEY PERFORMANCE RATIOS	Three Months Ended					YTD
	June 30	2003 March 31	December 31	September 30	2002 June 30	2003 June 30	2002 June 30
Average shareholders’ equity to average total assets	7.43%	7.60%	7.73%	7.93%	7.91%	7.51%	7.89%
End of period shareholders’ equity to end of period total assets	7.18	7.42	7.68	7.88	7.99	7.18	7.99
Loans net of unearned income to total deposits	96.99	98.92	100.13	98.70	100.49	96.99	100.49
Return on average assets (annualized)	1.48	1.54	1.55	1.60	1.61	1.51	1.59
Return on average shareholders’ equity (annualized)	19.95	20.26	20.01	20.19	20.36	20.10	20.10
Book value per common share	$8.98	$8.89	$8.82	$8.73	$8.53	$8.98	$8.53
Tangible book value per common share	$8.12	$8.03	$7.96	$7.88	$7.69	$8.12	$7.69
Net interest margin—taxable equivalent	3.84%	4.11%	4.12%	4.28%	4.54%	3.97%	4.56%
Efficiency ratio	52.26	51.02	48.98	48.83	50.30	51.64	50.66

	Three Months Ended					Percent	YTD		Percent
BALANCE SHEET INFORMATION AVERAGE BALANCES ($ in thousands)	June 30	2003 March 31	December 31	September 30	2002 June 30	Change Versus Prior Year	2003 June 30	2002 June 30	Change Versus Prior Year
Loans net of unearned income	$28,265,837	$27,829,798	$26,817,982	$25,877,960	$25,701,987	10.0%	$28,049,022	$25,488,504	10.0%
Total investment securities *	9,086,673	8,969,417	8,523,874	8,436,889	8,294,361	9.6%	9,028,369	8,322,526	8.5%
Interest-earning assets *	37,708,903	36,953,359	35,911,164	34,935,229	34,392,612	9.6%	37,333,218	34,251,946	9.0%
Total assets	41,917,998	40,942,836	39,837,967	38,650,360	37,962,697	10.4%	41,433,111	37,873,709	9.4%
Noninterest-bearing deposits	5,329,351	5,144,378	5,050,493	4,892,434	4,852,478	9.8%	5,237,375	4,841,756	8.2%
Interest-bearing deposits	22,766,452	22,042,248	21,815,373	21,006,686	20,576,444	10.6%	22,406,351	20,655,542	8.5%
Total deposits	28,095,803	27,186,626	26,865,866	25,899,120	25,428,922	10.5%	27,643,726	25,497,298	8.4%
Shareholders’ equity	3,112,945	3,110,406	3,077,837	3,065,629	3,001,774	3.7%	3,111,683	2,989,393	4.1%

BALANCE SHEET INFORMATION ENDING BALANCES ($ in thousands)						Percent Change Versus Prior Year
Loans net of unearned income	$28,222,542	$27,698,948	$27,350,918	$26,286,850	$25,652,908	10.0%
Total investment securities *	10,522,760	9,623,430	8,966,778	8,455,635	8,593,323	22.5%
Interest-earning assets *	39,296,146	37,811,324	36,475,398	35,424,764	34,679,735	13.3%
Total assets	43,784,207	42,099,499	40,571,272	39,610,727	38,499,103	13.7%
Noninterest-bearing deposits	5,849,456	5,569,319	5,494,657	5,181,668	4,981,783	17.4%
Interest-bearing deposits	23,249,370	22,431,130	21,820,967	21,450,134	20,546,753	13.2%
Total deposits	29,098,826	28,000,449	27,315,624	26,631,802	25,528,536	14.0%
Shareholders’ equity	3,145,575	3,125,179	3,115,997	3,122,747	3,074,263	2.3%

*	Excludes adjustment for market valuation on available-for-sale securities and certain noninterest-earning marketable equity securities.

NONPERFORMING ASSETS

($ in thousands)

	June 30	2003 March 31	December 31	September 30	2002 June 30
Nonaccrual loans*	$127,645	$149,551	$158,829	$151,442	$152,684
Foreclosed properties	40,656	34,622	33,828	32,567	32,838
Repossessions	7,058	7,082	4,346	4,716	3,982

Total nonperforming assets*	$175,359	$191,255	$197,003	$188,725	$189,504

Nonperforming assets to loans net of unearned income, foreclosed properties and repossessions	0.62%	0.69%	0.72%	0.72%	0.74%
Accruing loans 90 days past due	$67,454	$80,585	$91,045	$93,700	$91,376

*	Exclusive of accruing loans 90 days past due

ALLOWANCE FOR LOAN LOSSES

($ in thousands)

	June 30	2003 March 31	December 31	September 30	2002 June 30
Balance at beginning of period	$383,936	$381,579	$379,878	$371,418	$367,819
Loans charged off	(55,565)	(52,988)	(61,334)	(53,928)	(59,857)
Recoveries of loans previously charged off	12,940	10,645	9,585	10,988	10,856

Net Charge-offs	(42,625)	(42,343)	(51,749)	(42,940)	(49,001)
Addition to allowance charged to expense	42,700	44,700	53,450	51,400	52,600

Balance at end of period	$384,011	$383,936	$381,579	$379,878	$371,418

Allowance for loan losses to loans net of unearned income	1.36%	1.39%	1.40%	1.45%	1.45%
Net charge-offs to average loans net of unearned income *	0.60%	0.62%	0.77%	0.66%	0.76%
Allowance for loan losses to nonperforming loans**	300.84%	256.73%	240.25%	250.84%	243.26%
Allowance for loan losses to nonperforming assets**	218.99%	200.75%	193.69%	201.29%	195.99%

*	Annualized
**	Exclusive of accruing loans 90 days past due